Exhibit 99.1

MURPHY OIL ANNOUNCES QUARTERLY AND ANNUAL EARNINGS

EL DORADO, Arkansas, January 31, 2007 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the fourth quarter of 2006 was $87.6 million, $0.46 per diluted share, compared to net income of $154.6 million, $0.82 per diluted share, in the fourth quarter of 2005.

For the year of 2006, net income totaled $638.3 million, $3.37 per diluted share, compared to $846.5 million, $4.51 per diluted share, for 2005. The 2005 period included a $104.5 million after-tax gain on the sale of mature oil and gas properties on the continental shelf of the Gulf of Mexico.

Fourth Quarter 2006 vs. Fourth Quarter 2005

The reduction in net income in the fourth quarter of 2006 compared to the same period of 2005 was caused by lower earnings for the Company’s exploration and production and refining and marketing operations and higher costs for corporate activities.

The fourth quarter of 2006 included an after-tax charge of $25.1 million for an educational assistance contribution commitment, partially offset by income tax benefits, primarily associated with settlement of prior year matters, of approximately $12.0 million. The fourth quarter of 2005 included income tax benefits of $21.0 million, offset by hurricane-related expenses of $32.7 million mostly for higher insurance, repairs and other ongoing costs, primarily at the Meraux, Louisiana refinery.

Reviewing quarterly results by type of business, the Company’s income contribution from exploration and production operations was $90.5 million in the fourth quarter of 2006 compared to $128.7 million in the same quarter of 2005. Lower earnings in 2006 were primarily caused by lower oil and natural gas sales volumes compared to 2005. In addition, in 2006 natural gas sales prices were lower and production and administrative expenses were higher, but this quarter benefited from lower after-tax exploration expenses, lower hurricane-related expenses and higher income tax benefits for exploration and production operations. As previously announced the Canadian courts ruled in favor of the Company in the Predator case and in the fourth quarter 2006 the Company recorded after-tax income of $10.2 million associated with this ruling.

The Company’s crude oil and gas liquids production averaged 83,105 barrels per day in the fourth quarter of 2006 compared to 91,732 barrels per day in the 2005 quarter. The Terra Nova field, offshore Nova Scotia, was off-line for repairs for the first half of the 2006 quarter. Canadian heavy oil production was lower in 2006 due to reduced volumes caused by downtime for nonoperated field-level equipment and a sales pipeline. Oil production in the U.S. was lower due to field decline and wells shut-in pending workovers, while oil volumes in Malaysia were down due to lower production at the West Patricia field, offshore Sarawak. Crude oil sales volumes averaged 84,066 barrels per day in the fourth quarter of 2006 compared to 95,886 barrels per day in the 2005 quarter. Natural gas sales volumes were 56 million cubic feet per day in the fourth quarter of 2006 compared to 72 million cubic feet per day in the 2005 quarter. The reduction in natural gas sales volumes in the fourth quarter 2006 was primarily due to production decline for certain fields in the Gulf of Mexico and wells in this basin that were shut-in awaiting workovers. Gas sales volume in the U.K. North Sea was also lower in the 2006 quarter primarily due to make-up volumes at the Amethyst field in the 2005 fourth quarter. Worldwide crude oil and condensate sales prices averaged $46.23 per barrel for the 2006 fourth quarter compared to $45.78 per barrel in the 2005 quarter. North American natural gas sales prices averaged $6.71 per thousand cubic feet (MCF) in the 2006 fourth quarter compared to $13.56 per MCF in the 2005 quarter. Exploration expenses were $89.8 million in the 2006 fourth quarter compared to $89.2 million in the 2005 quarter. Dry hole costs in the 2006 fourth quarter were higher in the U.S. but lower in Malaysia and the Republic of Congo. The 2006 fourth quarter also included lower 3-D seismic costs in the U.S., offshore Eastern Canada and Malaysia.

Although exploration expense in the 2006 quarter was slightly higher than in the 2005 quarter, the current period benefited from more income tax relief mostly due to higher charges in 2006 in the U.S., where tax relief is available, versus the 2005 costs in the Republic of Congo and certain areas of Malaysia, where no income tax benefits are being recognized at this time. Production expense was higher in 2006 than 2005 mostly due to more costs in the current period for field maintenance, workovers and insurance.

The Company’s refining and marketing operations generated a profit of $29.0 million in the fourth quarter of 2006 compared to a profit of $31.4 million in the 2005 quarter. The earnings in 2006 were slightly below 2005 due to lower profits in North America and the U.K. In the 2005 quarter, Murphy’s downstream business incurred after-tax costs related to hurricanes of $15.9 million ($25.4 million before income taxes). The Company’s Meraux, Louisiana, refinery experienced flooding following Hurricane Katrina and was shut down for the entire 2005 fourth quarter.

Corporate activities resulted in after-tax costs of $31.9 million in the 2006 fourth quarter compared to costs of $5.5 million in the 2005 quarter. The higher net costs in 2006 were caused by an educational assistance contribution and lower income tax benefits in the current quarter, mostly offset by lower other administrative expense primarily related to less incentive compensation costs. The 2005 quarter included income tax benefits of $9.7 million primarily for refund and settlement of U.S. income tax matters.

Year 2006 vs. Year 2005

Income from both the exploration and production and refining and marketing businesses was lower and the after-tax cost of corporate activities was higher for the full-year 2006 compared to the same period in 2005.

The Company’s exploration and production operations earned $615.9 million in 2006 and $748.1 million in 2005. The reduced earnings in this business in 2006 were attributable to several factors, including in 2006 lower oil and natural gas sales volumes, lower natural gas sales prices in North America, and higher production and administrative expenses, and in 2005 a $104.5 million after-tax gain from the sale of mature oil and gas properties on the continental shelf of the Gulf of Mexico. Earnings in this operation were favorably impacted in 2006 by higher oil sales prices compared to 2005. In addition, exploration expenses of $219.2 million in 2006 were down from $232.4 million in 2005, with the reduction mostly due to lower charges in the current year for dry holes in the Republic of Congo, but partially offset by higher costs in the U.S. for dry holes and seismic.

Crude oil and gas liquids production averaged 87,817 barrels per day in 2006 compared to 101,349 barrels per day in 2005. Lower U.S. oil production in 2006 was due to volume declines at the Front Runner and Habanero fields in the Gulf of Mexico. Oil production offshore Canada was down in 2006 due to approximately six months of downtime for repairs at the Terra Nova field. Oil production also declined at the West Patricia field offshore Sarawak, Malaysia, due to a lower sharing percentage allocable to the Company as the field matures. Natural gas sales were 75 million cubic feet per day in 2006 compared to 90 million cubic feet per day in 2005. About nine million cubic feet per day of the 2006 decline in natural gas sales volume related to production in 2005 for properties on the continental shelf of the Gulf of Mexico that were sold in mid-2005. Most of the remaining gas sales volume decline in 2006 was caused by lower natural gas production for fields onshore south Louisiana. Crude oil and condensate sales prices averaged $51.63 per barrel in 2006 compared to $45.25 per barrel in 2005. North American natural gas was sold for $7.57 per MCF in 2006, down from $8.44 per MCF in 2005.

The Company’s refining and marketing operations generated income of $105.1 million in 2006 compared to income of $125.3 million in 2005. The lower results in 2006 were caused by weaker margins in both the North American and U.K. businesses, plus higher current year hurricane-related costs at the Meraux, Louisiana refinery, which was shut down for the last four months of 2005 and the first five months of 2006 as a result of damage caused by Hurricane Katrina.

Corporate after-tax costs were $82.7 million in 2006 compared to $35.5 million in 2005, with the higher costs mostly due to an educational assistance contribution, unfavorable foreign exchange effects in 2006 caused by a weaker U.S. dollar compared to other foreign currencies, and lower income tax benefits from settlement of tax matters in 2006. The 2006 period included after-tax foreign exchange charges of $7.9 million, while the effect on 2005 from foreign exchange was insignificant. In 2005, the Company settled U.S. income tax audits which generated tax benefits of $9.7 million.

Claiborne P. Deming, President and Chief Executive Officer, commented, “Operationally, 2007 has gotten off to a great start with the announcement of a natural gas discovery at Rotan offshore Sabah, Malaysia, as well as continued progress in our major developments underway worldwide, including the Kikeh field, also in Malaysia.

“Kikeh, which is expected to be placed onstream in the second half of the year, will provide 80,000 barrels per day net to the Company when it ramps up to its plateau production level during 2008. Kikeh production when combined with other developments currently underway will transform the Company from a 100,000 barrels of oil equivalent per day producer to one producing upward of 200,000 barrels per day within the next few years.

“We anticipate capital spending for the year to be $1.9 billion, which includes continued funding for Kikeh and initial capital for new developments at Thunder Hawk in the deepwater Gulf of Mexico, Azurite offshore Congo, and natural gas from multiple discoveries offshore Sarawak.

“In the downstream side of our business, optimization of operations at the Meraux refinery continues and the Murphy USA program is running well with almost 1,000 stations in operation. Importantly, this high-volume, low-cost retail gasoline model is ideally suited to perform well in a declining oil price environment. Concerning the oil spill litigation, the judge approved in his written ruling of January 30 our $330 million settlement, previously announced in September. The Company expects this matter to be mostly covered by insurance.

“We anticipate total worldwide production in the first quarter 2007 of 93,000 barrels of oil equivalent per day, and sales volumes during the quarter should average 91,000 barrels of oil equivalent per day. We currently expect earnings in the first quarter to be in the range of $0.40 to $0.50 per diluted share. Results could vary based on commodity prices, drilling results and timing of crude oil and natural gas sales.”

The public is invited to access the Company’s conference call to discuss fourth quarter 2006 results on Thursday, February 1 at 12:00 p.m. CT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-219-6110. The telephone reservation number for the call is 11080910. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through February 5 by calling 1-800-405-2236. Audio downloads of the conference will be available on Murphy’s website through February 28, 2007.

Summary financial data and operating statistics for the fourth quarter and year of 2006 with comparisons to 2005 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

#####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended December 31, 2006		Three Months Ended December 31, 2005
	Revenues	Income	Revenues	Income
Exploration and production
United States	$93.8	(5.4)	131.5	64.4
Canada	215.0	83.8	204.2	76.0
United Kingdom	40.1	16.0	51.3	27.0
Ecuador	32.5	11.5	43.3	12.3
Malaysia	47.3	(10.3)	48.6	(27.2)
Other	.4	(5.1)	1.8	(23.8)

	429.1	90.5	480.7	128.7

Refining and marketing
North America	2,717.4	22.3	2,445.0	22.9
United Kingdom	238.0	6.7	282.0	8.5

	2,955.4	29.0	2,727.0	31.4

	3,384.5	119.5	3,207.7	160.1
Intersegment transfers elimination	(27.6)	–	(17.5)	–

	3,356.9	119.5	3,190.2	160.1
Corporate	6.9	(31.9)	5.2	(5.5)

Total revenues/net income	$3,363.8	87.6	3,195.4	154.6

	Twelve Months Ended December 31, 2006		Twelve Months Ended December 31, 2005
	Revenues	Income	Revenues	Income
Exploration and production
United States	$626.9	212.4	849.0	385.5
Canada	792.4	329.7	781.3	308.2
United Kingdom	180.6	60.7	180.7	79.9
Ecuador	122.7	38.4	116.6	38.1
Malaysia	219.6	(5.9)	234.0	(4.7)
Other	3.7	(19.4)	4.4	(58.9)

	1,945.9	615.9	2,166.0	748.1

Refining and marketing
North America	11,441.8	73.4	8,844.6	85.5
United Kingdom	1,019.7	31.7	904.5	39.8

	12,461.5	105.1	9,749.1	125.3

	14,407.4	721.0	11,915.1	873.4
Intersegment transfers elimination	(118.3)	–	(59.7)	–

	14,289.1	721.0	11,855.4	873.4
Corporate	18.3	(82.7)	21.7	(35.5)

Revenues/income from continuing operations	14,307.4	638.3	11,877.1	837.9
Discontinued operations, net of taxes	–	–	–	8.6

Total revenues/net income	$14,307.4	638.3	11,877.1	846.5

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

(Millions of dollars)	United States	Canada	United Kingdom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended December 31, 2006
Oil and gas sales and other revenues	$93.8	147.2	40.1	32.5	47.3	.4	67.8	429.1
Production expenses	20.2	21.1	5.1	7.1	8.6	–	32.9	95.0
Depreciation, depletion and amortization	14.8	25.7	5.5	7.4	11.7	.1	5.7	70.9
Accretion of asset retirement obligations	.8	1.1	.4	–	.6	.2	.1	3.2
Exploration expenses
Dry holes	47.0	.2	–	–	21.9	–	–	69.1
Geological and geophysical	.2	(.3)	–	–	11.7	.1	–	11.7
Other	2.1	.1	.1	–	.1	.8	–	3.2

	49.3	–	.1	–	33.7	.9	–	84.0
Undeveloped lease amortization	4.5	.9	–	–	–	.4	–	5.8

Total exploration expenses	53.8	.9	.1	–	33.7	1.3	–	89.8

Net costs associated with hurricanes	.2	–	–	–	–	–	–	.2
Selling and general expenses	14.2	3.9	1.0	.1	2.4	3.8	.2	25.6

Results of operations before taxes	(10.2)	94.5	28.0	17.9	(9.7)	(5.0)	28.9	144.4
Income tax provisions (benefits)	(4.8)	29.1	12.0	6.4	.6	.1	10.5	53.9

Results of operations (excluding corporate overhead and interest)	$(5.4)	65.4	16.0	11.5	(10.3)	(5.1)	18.4	90.5

Three Months Ended December 31, 2005
Oil and gas sales and other revenues	$131.5	142.5	51.3	43.3	48.6	1.8	61.7	480.7
Production expenses	6.1	15.9	6.2	10.7	8.1	–	29.3	76.3
Depreciation, depletion and amortization	14.7	30.2	6.7	9.1	9.9	.1	3.4	74.1
Accretion of asset retirement obligations	.7	.9	.4	–	–	.1	.1	2.2
Exploration expenses
Dry holes	4.9	(.3)	–	1.0	34.4	22.0	–	62.0
Geological and geophysical	2.7	3.5	–	–	12.9	.1	–	19.2
Other	1.6	.2	–	–	–	.9	–	2.7

	9.2	3.4	–	1.0	47.3	23.0	–	83.9
Undeveloped lease amortization	4.1	.8	–	–	–	.4	–	5.3

Total exploration expenses	13.3	4.2	–	1.0	47.3	23.4	–	89.2

Net costs associated with hurricanes*	4.8	1.3	.5	–	.1	–	.5	7.2
Selling and general expenses	5.2	2.0	.2	.4	2.3	2.0	.2	12.3

Results of operations before taxes	86.7	88.0	37.3	22.1	(19.1)	(23.8)	28.2	219.4
Income tax provisions	22.3	31.1	10.3	9.8	8.1	–	9.1	90.7

Results of operations (excluding corporate overhead and interest)	$64.4	56.9	27.0	12.3	(27.2)	(23.8)	19.1	128.7

*	Certain hurricane-related insurance costs in 2005 have been allocated to reporting segments outside the U.S.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

(Millions of dollars)	United States	Canada	United Kingdom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Twelve Months Ended December 31, 2006
Oil and gas sales and other revenues	$626.9	522.4	180.6	122.7	219.6	3.7	270.0	1,945.9
Production expenses	79.3	102.6	18.4	29.7	32.7	–	121.9	384.6
Depreciation, depletion and amortization	85.2	97.1	22.1	27.3	47.2	.5	17.6	297.0
Accretion of asset retirement obligations	3.0	4.1	1.8	–	.8	.6	.5	10.8
Exploration expenses
Dry holes	56.4	.2	–	1.5	52.5	.4	–	111.0
Geological and geophysical	24.0	.6	–	–	46.5	2.0	–	73.1
Other	6.6	.6	.2	–	.3	4.9	–	12.6

	87.0	1.4	.2	1.5	99.3	7.3	–	196.7
Undeveloped lease amortization	17.3	3.7	–	–	–	1.5	–	22.5

Total exploration expenses	104.3	5.1	.2	1.5	99.3	8.8	–	219.2

Net costs associated with hurricanes	1.9	–	–	–	–	–	–	1.9
Selling and general expenses	30.0	11.4	3.7	.9	9.8	12.3	.8	68.9

Results of operations before taxes	323.2	302.1	134.4	63.3	29.8	(18.5)	129.2	963.5
Income tax provisions	110.8	72.4	73.7	24.9	35.7	.9	29.2	347.6

Results of operations (excluding corporate overhead and interest)	$212.4	229.7	60.7	38.4	(5.9)	(19.4)	100.0	615.9

Twelve Months Ended December 31, 2005
Oil and gas sales and other revenues	$849.0	556.6	180.7	116.6	234.0	4.4	224.7	2,166.0
Production expenses	70.8	58.7	18.4	25.3	35.2	–	97.0	305.4
Depreciation, depletion and amortization	87.2	121.4	25.0	23.5	48.9	.3	12.8	319.1
Accretion of asset retirement obligations	3.3	3.5	1.6	–	.2	.5	.5	9.6
Exploration expenses
Dry holes	21.4	(1.0)	3.8	1.0	55.8	45.0	–	126.0
Geological and geophysical	18.1	7.6	–	–	45.9	1.8	–	73.4
Other	5.7	.6	.3	–	–	3.6	–	10.2

	45.2	7.2	4.1	1.0	101.7	50.4	–	209.6
Undeveloped lease amortization	18.2	3.1	–	–	–	1.5	–	22.8

Total exploration expenses	63.4	10.3	4.1	1.0	101.7	51.9	–	232.4

Net costs associated with hurricanes*	12.4	3.4	1.2	–	.2	–	1.6	18.8
Selling and general expenses	22.0	8.2	2.8	1.0	7.4	9.9	.7	52.0

Results of operations before taxes	589.9	351.1	127.6	65.8	40.4	(58.2)	112.1	1,228.7
Income tax provisions	204.4	118.6	47.7	27.7	45.1	.7	36.4	480.6

Results of operations (excluding corporate overhead and interest)	$385.5	232.5	79.9	38.1	(4.7)	(58.9)	75.7	748.1

*	Certain hurricane-related insurance costs in 2005 have been allocated to reporting segments outside the U.S.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, except twelve months in 2005)

(Thousands of dollars, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Revenues	$3,363,784	3,195,418	14,307,387	11,877,151

Costs and expenses
Crude oil and product purchases	2,633,968	2,480,151	11,214,235	8,783,042
Operating expenses	303,848	207,612	1,103,217	848,647
Exploration expenses	89,832	89,232	219,238	232,400
Net costs associated with hurricanes	3,311	32,716	109,244	66,770
Selling and general expenses	89,230	41,034	228,512	158,889
Depreciation, depletion and amortization	97,318	89,313	384,063	396,875
Accretion of asset retirement obligations	3,231	2,301	10,921	9,704
Interest expense	13,287	11,529	52,549	47,304
Interest capitalized	(13,161)	(11,383)	(43,073)	(38,539)
Minority interest	56	–	56	–

	3,220,920	2,942,505	13,278,962	10,505,092

Income from continuing operations before income taxes	142,864	252,913	1,028,425	1,372,059
Income tax expense	55,307	98,355	390,146	534,156

Income from continuing operations	87,557	154,558	638,279	837,903
Income from discontinued operations, net of tax	–	–	–	8,549

Net income	$87,557	154,558	638,279	846,452

Per Common share – Basic
Continuing operations	$0.47	0.83	3.43	4.54
Discontinued operations	–	–	–	0.05

Net income	$0.47	0.83	3.43	4.59

Per Common share – Diluted
Continuing operations	$0.46	0.82	3.37	4.46
Discontinued operations	–	–	–	0.05

Net income	$0.46	0.82	3.37	4.51

Cash dividends per Common share	$0.15	0.1125	0.525	0.45

Average Common shares outstanding (thousands)
Basic	186,541	185,198	186,105	184,355
Diluted	189,426	188,348	189,158	187,889

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited except twelve months in 2005)

(Thousands of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Operating Activities
Net income	$87,557	154,558	638,279	846,452
Less income from discontinued operations	–	–	–	8,549

Income from continuing operations	87,557	154,558	638,279	837,903
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	97,318	89,313	384,063	396,875
Provisions for major repairs	5,397	7,710	27,693	35,020
Expenditures for major repairs and asset retirement obligations	(2,962)	(1,670)	(16,104)	(31,919)
Dry holes	69,159	62,000	111,044	125,992
Amortization of undeveloped leases	5,749	5,300	22,466	22,819
Accretion of asset retirement obligations	3,231	2,301	10,921	9,704
Deferred and noncurrent income tax charges	9,638	20,678	23,610	40,755
Pretax (gains) losses from dispositions of assets	(10,329)	3,031	(9,388)	(175,140)
Net decrease (increase) in operating working capital other than cash and cash equivalents	50,520	101,516	(255,811)	(49,413)
Other	32,924	10,805	25,840	4,117

Net cash provided by continuing operations	348,202	455,542	962,613	1,216,713
Net cash provided by discontinued operations	–	–	–	8,549

Net cash provided by operating activities	348,202	455,542	962,613	1,225,262

Investing Activities
Property additions and dry holes	(307,526)	(365,112)	(1,191,670)	(1,246,242)
Proceeds from sale of assets	4,047	(976)	23,843	172,653
Proceeds from maturity of investment securities	–	–	–	17,892
Other – net	(2,422)	(4,721)	(10,839)	(9,943)

Net cash required by investing activities	(305,901)	(370,809)	(1,178,666)	(1,065,640)

Financing Activities
Increase (decrease) in notes payable	53,744	(17,321)	237,733	(46,386)
Decrease in nonrecourse debt of a subsidiary	–	–	(4,667)	(4,193)
Proceeds from exercise of stock options and employee stock purchase plan	9,510	7,782	24,864	26,513
Cash dividends paid	(28,106)	(20,894)	(98,162)	(83,198)
Excess tax benefits related to exercise of stock options	4,699	–	11,756	–
Other	–	–	–	(1,053)

Net cash provided by (used in) financing activities	39,847	(30,433)	171,524	(108,317)

Effect of exchange rate changes on cash and cash equivalents	(8,111)	(622)	2,586	(1,497)

Net increase (decrease) in cash and cash equivalents	74,037	53,678	(41,943)	49,808
Cash and cash equivalents at beginning of period	469,353	531,655	585,333	535,525

Cash equivalents at December 31	$543,390	585,333	543,390	585,333

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2005)

(Millions of dollars)

			Dec. 31, 2006	Dec. 31, 2005
Total current assets			$2,091.3	1,838.9
Total current liabilities			1,295.3	1,287.0
Total assets			7,440.1	6,368.5
Long-term debt
Notes payable			833.1	597.9
Nonrecourse debt			7.2	11.7
Stockholders' equity			4,052.6	3,461.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Capital expenditures
Exploration and production
United States	$45.9	42.3	199.0	187.2
Canada	41.7	82.7	182.9	270.6
Malaysia	156.5	129.9	605.2	476.1
Other	19.3	71.8	95.7	158.0

	263.4	326.7	1,082.8	1,091.9

Refining and marketing
North America	37.5	28.0	163.6	123.3
United Kingdom	4.9	11.1	9.8	79.1

	42.4	39.1	173.4	202.4

Corporate	1.8	21.2	6.3	35.5

Total capital expenditures	307.6	387.0	1,262.5	1,329.8

Charged to exploration expenses*
United States	49.3	9.2	87.0	45.2
Canada	–	3.4	1.4	7.2
Malaysia	33.7	47.3	99.3	101.7
Other	1.0	24.0	9.0	55.5

Total charged to exploration expenses	84.0	83.9	196.7	209.6

Total capitalized	$223.6	303.1	1,065.8	1,120.2

*Excludes amortization of undeveloped leases of	$5.8	5.3	22.5	22.8

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net crude oil, condensate and gas liquids produced – barrels per day	83,105	91,732	87,817	101,349
Crude oil and condensate
United States	14,190	15,986	20,983	25,777
Canada – light	107	171	110	160
– heavy	11,781	14,564	12,613	11,806
– offshore	17,410	21,875	14,896	23,124
– synthetic	13,202	11,183	11,701	10,593
United Kingdom	7,197	6,863	7,095	7,955
Ecuador	8,596	8,168	8,608	7,871
Malaysia	10,128	12,434	11,298	13,503
Natural gas liquids
United States	63	22	129	120
Canada	380	385	333	403
United Kingdom	51	81	51	37

Net crude oil, condensate and gas liquids sold – barrels per day	84,066	95,886	90,242	103,244
Crude oil and condensate
United States	14,190	15,986	20,983	25,777
Canada – light	107	171	110	160
– heavy	11,781	14,564	12,613	11,806
– offshore	16,440	19,560	15,360	22,443
– synthetic	13,202	11,183	11,701	10,593
United Kingdom	6,544	7,689	6,678	8,247
Ecuador (1)	9,853	16,225	10,349	9,821
Malaysia	11,506	10,101	11,986	13,818
Natural gas liquids
United States	63	22	129	120
Canada	380	385	333	403
United Kingdom	–	–	–	56

Net natural gas sold – thousands of cubic feet per day	56,449	72,504	75,262	90,198
United States	38,091	45,244	56,810	70,452
Canada	10,726	9,527	9,752	10,323
United Kingdom	7,632	17,733	8,700	9,423
Total net hydrocarbons produced – equivalent barrels per day (2)	92,513	103,816	100,361	116,382
Total net hydrocarbons sold – equivalent barrels per day (2)	93,474	107,970	102,786	118,277

(1)	Includes settlement with nonoperator partners of 2,337 barrels per day in the twelve months ended December 31, 2006 for Block 16 crude oil withheld from the Company in 2004.
(2)	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$50.41	52.45	57.30	47.48
Canada (2) – light	52.00	57.15	58.26	52.47
– heavy (3)	24.72	23.13	25.87	21.30
– offshore	57.70	54.63	62.55	51.37
– synthetic	55.88	60.04	63.23	58.12
United Kingdom	57.97	56.64	64.30	52.83
Ecuador (4)	28.02	29.00	33.79	32.54
Malaysia (5)	44.49	53.48	51.78	46.16
Natural gas liquids – dollars per barrel (1)
United States	$38.56	50.34	43.34	35.09
Canada (2)	43.75	46.49	48.00	40.90
United Kingdom	–	–	–	34.77
Natural gas – dollars per thousand cubic feet
United States (1)	$6.87	13.93	7.76	8.52
Canada (2)	6.16	11.83	6.49	7.88
United Kingdom (2)	7.16	6.76	7.34	5.80

Refinery inputs – barrels per day	174,087	75,178	125,382	144,253
North America	140,419	38,798	91,626	110,996
United Kingdom	33,668	36,380	33,756	33,257

Petroleum products sold – barrels per day	412,828	358,286	385,271	358,255
North America	378,260	319,524	350,601	322,714
Gasoline	274,518	252,852	266,353	233,191
Kerosine	2,904	3,896	2,269	5,671
Diesel and home heating oils	77,745	52,902	62,196	60,228
Residuals	15,407	4,372	11,696	15,330
Asphalt, LPG and other	7,686	5,502	8,087	8,294
United Kingdom	34,568	38,762	34,670	35,541
Gasoline	12,673	16,263	12,425	12,739
Kerosine	3,576	2,950	3,619	2,410
Diesel and home heating oils	13,466	12,933	11,803	14,910
Residuals	2,797	3,920	3,825	3,242
LPG and other	2,056	2,696	2,998	2,240

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effect of the Company's hedging program.
(4)	The three-month and twelve-month 2006 prices were adversely affected by revenue sharing with the Ecuadorian government that was effective in April 2006, and the 2006 prices were adversely affected by the partial settlements with nonoperator partners of crude oil production owed to the Company since 2004.
(5)	Price is net of a payment under the terms of the production sharing contract for Block SK 309.